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SYSCO CORPORATION

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Sysco Stockholder Update Fall 2020

Forward Looking Statements Statements made in this presentation that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements may include: the effect, impact, potential duration or other implications of the recent outbreak of a novel strain of coronavirus (“COVID-19”) and any expectations we may have with respect thereto; our expectations regarding our ability to manage the current downturn and capitalize on our position as the industry leader as the global economy recovers; our expectations regarding future market share gains; our expectations regarding the effects of our business transformation initiatives, including on our ability to increase our share of customer spending and to increase sales in premium products, and on our ability to benefit from our efforts to centralize key customer support functions for large and/or national accounts; our belief that our transformation initiatives will drive future growth; our expectations regarding our efforts to regionalize our operations and the benefits to our company from regionalization; our expectations regarding our investment capability to build inventory and set up new customers; our plans to leverage technology improvements to enable reductions in our workforce without compromising service or quality; our expectations regarding our company, and our ability to attract and serve new customers, following the COVID-19 crisis; our plans to remove structural expense from our company’s operations; our expectations regarding savings starting in fiscal 2022 from additional cost improvement opportunities; the effects of our planned investments in digital technology; our expectations regarding the timing of improvements in the economy following the COVID-19 crisis; our expectations that our work to accelerate growth will return to pre-COVID levels as demand resurges; our expectations that our investments in technology and our business will allow for future growth and exceptional customer service; our belief that the steps undertaken as part of our management of the COVID-19 crisis to date will help us retain and win additional business from our independent restaurant customers beyond the pandemic; our expectations regarding the impact of our strategy on our future operations, including on the service we provide our customers and on our ability to differentiate Sysco from other companies in our industry; our expectations regarding our ability to increase profitability for SYGMA; our expectations regarding our ability to leverage operating expense growth to gross profit growth; our expectations regarding our investments across Europe, including, but not limited to, the integration of Brakes France and Davigel to Sysco France, including our ability to continue to succeed in the French marketplace; expectations regarding growth opportunities in Europe; expectations regarding growth opportunities in Latin America; our ability to deliver against our strategic priorities, which we believe will provide excellent customer service and improve our overall performance; statements regarding economic trends in the United States and abroad; our expectations regarding the amount of our capital expenditures in fiscal 2021; our expectations regarding the deployment of capital proceeds that Sysco currently holds; our expectations regarding the effects of our divestiture of our CAKE business; our plans regarding the suspension of our share buyback position throughout fiscal 2021; our expectations regarding gross margins during fiscal 2021; and our expectations regarding our overall effective tax rate in fiscal 2021. The success of our plans and expectations regarding our operating performance are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large, long-term regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, labor issues, political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade, any or all of which could delay our receipt of product or increase our input costs. Risks and uncertainties also include the impact and effects of public health crises, pandemics and epidemics, such as the recent outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations, including, but not limited to, our growth, product costs, supply chain, labor availability, logistical capabilities, customer demand for our products and industry demand generally, consumer spending, our liquidity, the price of our securities and trading markets with respect thereto, our credit ratings, our ability to maintain compliance with the covenants in our credit agreement, our ability to access capital markets, and the global economy and financial markets generally. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. Competition and the impact of GPOs may reduce our margins and make it difficult for us to maintain our market share, growth rate and profitability. We may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs. Our ability to meet our long-term strategic objectives depends on our ability to grow gross profit, leverage our supply chain costs and reduce administrative costs. This will depend largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that if sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, or if we are unable to continue to accelerate local case growth, our gross margins may decline; the risk that we are unlikely to be able to predict inflation over the long term, and lower inflation is likely to produce lower gross profit; the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may not be effective; the risk that our efforts to mitigate increases in warehouse costs may be unsuccessful; the risk that we may not be able to accelerate and/or identify additional administrative cost savings in order to compensate for any gross profit or supply chain cost leverage challenges; the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Adverse publicity about us or lack of confidence in our products could negatively impact our reputation and reduce earnings. Capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of significant or prolonged inflation or deflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit and the “yellow vest” protests in France against a fuel tax increase, pension reform and the French government, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. A divestiture of one or more of our businesses may not provide the anticipated effects on our operations. Meeting our dividend target objectives depends on our level of earnings, available cash and the success of our various strategic initiatives. Changes in applicable tax laws or regulations and the resolution of tax disputes could negatively affect our financial results. We rely on technology in our business and any cybersecurity incident, other technology disruption or delay in implementing new technology could negatively affect our business and our relationships with customers. For a discussion of additional factors impacting Sysco’s business, see our Annual Report on Form 10-K for the year ended June 27, 2020, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

Global Leader in Food Service Distribution Undertaking a Bold Transformation to Differentiate Us From Our Competitors Sysco Today Transforming Our Business For the Future Accelerate Digital Platforms Improve Sysco Shop capabilities, deploy digital pricing tool, and expand effectiveness of sales tools Sales Transformation Increasing cross-collaboration and aligning sales incentives with business objectives Regionalization More centralized and agile go to market, eliminating redundancies and shortening decision-making time Structural Cost Out $350 million of annualized structural/permanent cost removal; leveraging savings for growth and efficiency Customer Locations: More than 625,000 Operations: More than 325 distribution facilities worldwide Fleet: Consists of over 14,000 vehicles People: 57,000 associates across the globe Global Presence: 79% of foodservice sales are in the U.S. and 21% are international

Our Response to COVID-19 We have taken actions to protect the safety of our associates and customers, to ensure business continuity, and continue service to our customers Our Strategic Approach Supporting Employees, Customers & Communities Emerging From COVID-19 as a Stronger Industry Leader Accelerating key strategic initiatives to increase speed of business transformation Developing joint business plans with key suppliers to ensure inventory readiness Maintain strong balance sheet and liquidity Ability to invest in service levels and product availability Growth through increase of new customers and further penetration of existing customers Strengthen overall liquidity Stabilize our business Create new sources of revenue Ensure Sysco’s success post COVID-19 Activated pandemic planning protocols to protect the health and safety of our associates, while also ensuring business continuity and our ability to service our customers Moved to remote working environment for all associates who are able and implemented safety measures in line with the WHO and CDC for those who are not Implemented procedures to limit contact between our drivers and customers’ employees Donated over 30 million meals across eight countries since mid-March as part of our community response to the pandemic Majority of office-based employees are still working from home

Jul-2020 71% 66% 36% Sysco is an Industry Leader Swift action, strategic transformation and financial flexibility have positioned Sysco for future success despite the unprecedented effects of COVID-19 History of Strong Sales Growth… Drives Long-term Stockholder Return1 3.6% 10-Year CAGR First U.S. Case of COVID-19 2020 Results impacted by COVID-19 Recovery from the Market Low2 52% 39% 25% Jul-2020 1 Five-year TSR reflecting fiscal year periods from Jul-01-2015 to Jun-30-2020. 2 TSR reflects period from Mar-23-2020, the recent S&P 500 trough, to Jun-30-2020.

New Leadership Built for Sysco’s Next Chapter Through a thoughtful succession process, the Board selected Kevin Hourican as Sysco’s next CEO Our Leadership Team Kevin Hourican (appointed February 2020) Chief Executive Officer Effective February 1st, 2020, Mr. Hourican was selected as the next President and CEO of Sysco Former Executive Vice President of CVS Health Corporation and the President of CVS Pharmacy Oversaw CVS Health’s $85B retail business, including 9,900 retail stores and over 200,000 employees Extensive experience and knowledge in sales, supply chain, logistics, operations and digital technologies as well as executive leadership, corporate strategy development, distribution, merchandising and marketing Our Successful Transition Process The Board took proactive steps in order to facilitate Mr. Hourican’s successful transition to his new role as Sysco’s CEO: Appointed former independent Lead Director of the Board, Edward Shirley, to an Executive Chairman role for an interim basis so he could provide guidance and coaching Appointed Bradley Halverson as the independent Lead Director of the Board to ensure continued independent oversight Effective at the 2020 Annual Meeting, Mr. Shirley will conclude his service as interim Executive Chairman of the Board and will be appointed as the Independent Chairman of the Board, and Sysco expects to discontinue the independent Lead Director role Edward Shirley (appointed January 2020) Interim Executive Chairman Bradley Halverson (appointed January 2020) Lead Independent Director The Board believed a new CEO would further accelerate performance, fully capitalize on Sysco’s scale advantages, and drive meaningful operating improvements, and believed Mr. Hourican was the best fit for Sysco’s next growth stage

Engaged, Diverse and Refreshed Board Our directors have deep and relevant expertise in our business, enabling them to contribute diverse and thoughtful viewpoints Stephanie Lundquist EVP and President of Food & Beverage, Target Kevin Hourican CEO and President, Sysco Daniel Brutto Former President of UPS International and Senior Vice President, UPS John Cassaday Former President & CEO, Corus Entertainment Joshua Frank Partner, Trian Fund Management Larry Glasscock Former Chairman & CEO, Anthem Bradley Halverson Former Group President, Financial Products & Corporate Services & CFO, Caterpillar John Hinshaw GMD Chief Operating Officer, HSBC Group Management Services Hans-Joachim Koerber Former Chairman & CEO, METRO Group Nelson Peltz CEO and Founding Partner, Trian Fund Management Ed Shirley Former President & CEO, Bacardi Limited Sheila Talton President & CEO, Gray Matter Analytics 7 new directors added since 2016 Independent Chairman Responsibilities Robust Nominee Evaluation Process Interim Executive Chair and Independent Chair-Elect Serving as the primary liaison between independent directors and the CEO Presiding at meetings of the non-employee and independent directors Reviewing meeting agendas and schedules for Board meetings with the CEO Overseeing and approving information and materials sent to the Board Being available for consultation and director communication Reviewing with the CEO the nature and content of director communications in response to inquiries from outside parties In consultation with the CEO, reviewing written communications between directors and officers or employees of the Company Assemble information concerning the background and qualifications of the candidate and the contribution they are expected to make Determine if the candidate demonstrates the characteristics desired, including the highest personal and professional ethics, integrity and values Consider the candidates’ skills, diversity, experience and qualifications in the context of the composition of the Board as a whole and the Company’s strategic priorities Consider the absence or presence of material relationships with Sysco that may impact independence Consider, for incumbent directors, whether the director satisfactorily performed his or her duties during the preceding term Through his responsibilities as Independent Chair, Mr. Shirley will provide effective, independent oversight of the Company; responsibilities to include: In evaluating all incumbent and new director candidates, the Corporate Governance and Nominating Committee will:

2020 Executive Compensation Our executive compensation program seeks to align pay with performance and the interests of stockholders Component Detail FY20 Rationale Base Salary Generally targeted at or below market competitive levels Created a competitive pay mix with an appropriate balance between fixed and variable, and short- and long-term pay components MIP Annual Incentive Award1 50% weighting for operating income performance 25% weighting for the gross profit dollar growth and North American broadline (NABL) total cases growth 25% weighting for pre-specified and disclosed individualized strategic bonus objectives (SBOs) Operating income metric ensured tight alignment with annual operating plan and former three-year strategic plan Gross profit dollar growth metric tied to top-line performance NABL cases growth metric was a key volume performance measure that was not subject to external market variations Stock Options Vests ratably over three-year period starting one year from grant date Further tied compensation to performance, specifically total stockholder return Performance Share Units (PSUs) 67% weighting for EPS compound annual growth rate during the three-year performance period 33% weighting for average annual ROIC over the three-year performance period Cliff vesting at the conclusion of the performance period if threshold performance levels are achieved EPS compound annual growth rate closely aligned compensation with returning shareholder value Average annual ROIC linked payouts to effective capital deployment and the achievement of long-term results Cliff vesting at the conclusion of the performance period was linked with long-term value generation 1 For all NEOs other than Mr. Bertrand, whose MIP is 25% Sysco operating income, 35% US foodservice operations operating income, 15% US foodservice gross profit dollar growth, and 25% SBOs.

Transitional Approach to Compensation for 2021 In light of the impacts of COVID-19, we temporarily transitioned our compensation program to focus on near-term transformational goals Component Fiscal 2021 Base Salary Generally targeted at or below market competitive levels MIP Annual Incentive Award 25% weighting on market share growth in U.S. broadline and Canadian broadline (USCABL), measured by increases in new accounts and volume of sales form those accounts 25% weighting on USCABL operations productivity, measured by variable operations labor cost per piece and the pieces delivered per trip 50% weighting for pre-specified and disclosed individualized strategic bonus objectives (SBOs), all of which are tied to Sysco’s highest priority strategic initiatives The CLD Committee intends to approve and communicate to the participants the performance metrics for the incentive opportunity under the STIP for 2H21 prior to the end of 1H21 Stock Options Have a 10-year term Vest ratably over three-year period starting one year from grant date 30% of LTI Restricted Stock Units (RSUs) Vest ratably over three-year period starting on the first day of the calendar month following each anniversary of the grant date 20% of LTI Performance Share Units (PSUs) 50% weighting for the achievement of targeted annualized structural cost reductions during fiscal 2022 (through deployment of key strategic initiatives) 30% weighting for achievement of targeted market share growth in U.S. markets (measured by total U.S. sales) 20% weighting for the achievement of targeted incremental growth in the volume of U.S. broadline orders utilizing Sysco’s digital ordering platform and the accomplishment of related digitalization initiatives Relative TSR modifier of 25% 50% of LTI How We Transformed our Goals Base Salary remained consistent For our MIP Annual Incentive Award, we divided fiscal 2021 into two discrete performance periods and aligned our goals with Company performance and the NEO’s achievement of his or her SBOs: We removed operating income performance Put equal weighting on market share growth and operations productivity Increased the weighting of our strategic bonus objectives to motivate achievement of transformational business objectives The CLD Committee expects to return to its historical grant practices for fiscal 2022 Our stock options awards remained consistent We added restricted stock units to our Long Term Incentive Award For our Performance Share Units, we established new strategic performance targets over a two-year performance period that aligned with current Company strategy: Cost reductions Market share growth Digital commerce growth Additionally, we applied a relative TSR modifier in order to ensure alignment with shareholder value

2025 CSR Goals Aligned With Sysco’s Strategic Priorities Elevating our business to become a more sustainable enterprise The Board’s Corporate Social Responsibility Committee conducted a robust materiality assessment to ensure we unlock the power of our associates, increase operational sustainability and meet consumers’ expectations regarding food source and quality People Fostering opportunity for customers, associates, and suppliers Planet Making agriculture more sustainable and our operations more resource efficient Products Committed to animal welfare, human rights and responsible sourcing Double associate participation in health and well-being programs Donate 200 million meals in our communities 62% U.S. Associate ethnic and gender diversity 25% increase in spend with women and minority suppliers 50% Contribute $50 million to our local communities Expand products in our portfolio with health and wellness benefits Identify and develop responsible sourcing commitments for five key commodities 100% compliance to animal welfare; publish Sysco’s Animal Welfare Policy and ensure compliance by all Sysco Brand suppliers Protect Human Rights in our Global Supply Chain Ensure all high-risk first-tier suppliers abide by Sysco’s Global Supplier Code of Conduct 15% carbon footprint reduction in fleet and facilities 20% renewable energy 90% waste diverted from landfills Expand sustainable agriculture to fresh crops Power 20% of tractor fleet with alternative fuels The Board’s Compensation and Leadership Development Committee reviews the company’s human capital policies and strategies We strive to improve the lives of our associates and of the people in the communities we serve

D&I Performance Management Goals: Beginning in fiscal 2019, we began to require leaders, director level and above, to identify performance management goals for diversity & inclusion (D&I) Building A More Diverse Organization Diversity & Inclusion at Sysco We believe it is our fundamental responsibility to build a culture that prioritizes diversity and inclusion A Business Imperative A Human Imperative A Social Responsibility Imperative A Business Imperative As we serve an increasingly diverse customer base, it is imperative we align our workforce to be equally diverse Sysco associates perform at their best in a workplace that is inclusive and welcoming and that is why we are committed to creating a workplace culture that empowers our employees Visible commitments to D&I contribute to Sysco’s reputation as an effective and reliable partner to our communities and the organizations that serve them Unwavering compliance with all relevant government laws, rules, and regulations concerning nondiscrimination is mandatory to the effective operation of our business Our Four D&I Strategic Imperatives 2025 D&I Goal: Total U.S. associate ethnic and gender diversity of 62% In-person D&I Training: Since 2018, we have conducted in-person training for more than 5,000 Sysco leaders on D&I fundamentals, inclusive leadership, and unconscious bias and last year we expanded this to include associates at all levels Attracting Diverse Talent: We have strengthened our approach to talent acquisition by taking measures to centralize organization

Prioritizing Sound Corporate Governance Sysco’s robust governance practices drive accountability and board oversight Strong independent Lead Director role Annually elected Board Majority vote standard for director elections No dual-class stock Regular director evaluations Stockholder right to act by written consent No excise tax gross-ups upon a change-in-control Over the past five years, we have expanded our engagement efforts, gaining valuable feedback on our corporate governance, executive compensation and sustainability practices The Chair of our Corporate Governance and Nominating Committee and the Chair of our Compensation and Leadership Development Committee both participate in engagements with a number of our top stockholders Investor input directly impacted Board decisions regarding proxy access and special meeting rights Robust stockholder outreach program Proxy access rights (adopted August 2016) Stockholder right to call special meetings (adopted November 2015) Stock ownership guidelines (7x base salary for CEO) Clawback policy Robust anti-hedging policy No repricing of stock options